Exhibit 10-1
AMENDMENT NO. 8 TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     AMENDMENT NO. 8 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of May 18, 2006, by and among Lexington Precision Corporation, a Delaware corporation (“LPC”), Lexington Rubber Group, Inc., a Delaware corporation (“LRG” and together with LPC, individually, each a “Borrower” and collectively, “Borrowers”), the parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, a national banking association, (as successor by merger to Congress Financial Corporation), in its capacity as agent for Lenders (in such capacity, “Agent”).
WITNESSETH:
     Whereas, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 18, 2003, by and among Borrowers, Agent and Lenders, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of March 31, 2004, Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of August 16, 2004, Amendment No. 3 to Amended and Restated Loan and Security Agreement dated as of September 3, 2004, Amendment No. 4 to Amended and Restated Loan and Security Agreement dated as of January 27, 2005, Amendment No. 5 to Amended and Restated Loan and Security Agreement dated as of June 30, 2005, Amendment No. 6 to Amended and Restated Loan and Security Agreement dated as of September 30, 2005 and Amendment No. 7 to Amended and Restated Loan and Security Agreement dated as of November 14, 2005 (as the same now exists and is amended hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and other agreements, documents and instruments at any time executed and/or delivered in connection therewith (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).
     WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement, including an increase in the LRG Term Loan, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and
     WHEREAS, by this Amendment No. 8, Borrowers, Agent and Lenders intend to evidence such amendments.
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

SECTION 1. Definitions.
          1.1 Defined Terms. For purposes of this Amendment No. 8, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.
          1.2 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:
               (a) “Amendment No. 8” shall mean this Amendment No. 8 to Amended and Restated Loan and Security Agreement by and among Agent, Lenders and Borrowers as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, such definition.
               (b) “Third Amended LRG Term Note” shall mean the Third Amended and Restated Term Promissory Note, dated of even date herewith, made by LRG payable to the order of Agent in the original principal amount of $7,206,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
SECTION 2. Amendments to the Loan Agreement.
          2.1 Term Loans. Section 1.135 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“1.135 Term Loans” shall mean, collectively, the term loans made by or on behalf of Lenders to each Borrower evidenced by the Term Notes as provided for in Section 2.3 hereof and in Section 3 of Amendment No. 8; sometimes being referred to herein individually as a “Term Loan”.
          2.2 Term Notes. Section 1.136 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“1.136 Term Notes” shall mean, collectively, the Second Amended LPC Term Note and the Third Amended LRG Term Note; sometimes being referred to herein individually as a “Term Note”.
          2.3 Existing LRG Term Notes. Section 1.53 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“1.53 “Existing LRG Term Notes” shall mean, the Second Amended and Restated Promissory Note, dated January 27, 2005, in the original principal amount of $8,456,000 made by LRG, in favor of Agent.”

          2.4 Term Loans. Section 2.3 (c) and (d) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
(c) Agent, Lenders and LRG are hereby amending and restating the terms of the outstanding term loans to LRG evidenced by the Existing LRG Term Notes. LRG hereby acknowledges, confirms and agrees that as of May 18 2006, the aggregate outstanding principal amount in respect of the Existing LRG Term Notes is $6,206,000. Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make an additional advance to LRG in an amount equal to its Pro Rata Share of $1,000,000. Such advance shall, together with the amount outstanding in respect of the Existing LRG Term Notes immediately prior thereto, constitute the Term Loan to LRG (the “LRG Term Loan”), which shall be in the total principal amount of $7,206,000. The indebtedness of LRG to Agent and Lenders arising pursuant to the LRG Term Loan and including the additional advance provided for herein is hereby amended and restated as set forth in the LRG Term Note. The terms of the LRG Term Loan, including the additional advance described above, shall be set forth in the Third Amended LRG Term Note and evidenced thereby and shall together constitute part of the Term Loans.
(d) The LRG Term Loan is (a) evidenced by the Third Amended LRG Term Note in such original principal amount duly executed and delivered by LRG to Agent concurrently with the execution of Amendment No.8 and shall constitute part of the Term Loans; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement and the Third Amended LRG Term Note and (c) secured by all of the Collateral. The principal amount of the LRG Term Loan shall be repaid in fourteen (14) consecutive monthly installments (or earlier as provided herein), of which the first thirteen (13) installments shall payable on the first day of each month commencing June 1, 2006 and shall be in the amount of $150,000 and the last installment due on June 30, 2007, shall be in the amount of the entire unpaid balance of the LRG Term Loan. LRG may not reborrow any principal amounts prepaid pursuant to the Third Amended LRG Term Note. The amendment and restatement contained herein, including, without limitation, the amendment and restatement of the LRG Term Note, shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations evidenced by or arising under the Financing Agreements, and the liens and security interests securing such Obligations shall not in any manner be impaired, limited, terminated, waived or released.”

SECTION 3. Representations and Warranties. Borrowers, jointly and severally, represent and warrant with and to Agent and Lenders, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Lenders to Borrowers, that Amendment No. 8 has been duly executed and delivered by Borrowers and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers contained herein constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms.
SECTION 4. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent for the ratable account of Lenders, contemporaneously with the effectiveness of this Amendment No. 8, an amendment fee in the amount of $25,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged to any loan account of Borrowers.
SECTION 5. Conditions Precedent. This Amendment No. 8 shall be effective as of the date hereof but only upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:
          5.1 Agent shall have received an original of this Amendment No. 8, duly authorized, executed and delivered by each Borrower;
          5.2 Agent shall have received the fee referred to in Section 4 hereof;
          5.3 Agent shall have received an original Third Amended LRG Term Note, dated of even date herewith, made by LRG payable to the order of Agent in the original principal amount of $7,206,000, duly authorized, executed and delivered by LRG;
          5.4 Agent shall have received, in form and substance satisfactory to Agent, a consent to the transactions set forth in this Amendment No. 8 duly authorized, executed and delivered by Ableco, as Term Loan Lender and an amendment to the Intercreditor Agreement between Agent and Term Loan Lender, in form and substance satisfactory to Agent;
          5.5 Agent shall have received, in form and substance satisfactory to Agent, a consent to the transactions set forth in this Amendment No. 8 duly authorized, executed and delivered by Cohanzick High Yield Partners, L.P.; and
          5.6 no Default or Event of Default shall exist or have occurred and be continuing (after giving effect to the amendments and waivers set forth in this Amendment No. 8).
SECTION 6. General.
          6.1 Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment No. 8 and the Financing Agreements, the terms of this Amendment No. 8 shall control.
          6.2 The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment No. 8.
          6.3 The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.
          6.4 This Amendment No. 8 is binding upon and shall inure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns.
          6.5 This Amendment No. 8 may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment No. 8, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 8 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 8. Any party delivering an executed counterpart of this Amendment No. 8 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 8, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 8 as to such party or any other party.
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     IN WITNESS WHEREOF, Agent, Lenders and Borrowers have caused this Amendment No. 8 to be duly executed as of the day and year first above written.

LEXINGTON PRECISION CORPORATION

By:	/s/ Warren Delano

Title: President

LEXINGTON RUBBER GROUP, INC.

By:	/s/ Warren Delano

Title: President
AGREED:
WACHOVIA BANK, NATIONAL ASSOCIATION,
successor by merger to Congress Financial Corporation,
as Agent and Lender

By:	/s/ Herbert C. Korn

Title: VP
ABLECO FINANCE LLC, on behalf of itself and
its affiliate assigns, as Lender

By:	/s/ Dan Wolf

Title:	SVP